Exhibit 20.14

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2005

Capital One Master Trust (COMT)

Series		COMT 1998-1
Size		$591MM
Expected Maturity (Class A)		04/15/2008

Gross Monthly Payment Rate		17.39%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.81%
	90 + days	1.77%

Excess Spread Analysis

Series		COMT 1998-1
Portfolio Yield		18.85%
Weighted Average Coupon		6.23%
Servicing Fee Percentage		1.50%
Net Loss Rate		2.76%

Excess Spread Percentage:	Nov-05	8.36%
	Oct-05	2.70%
	Sep-05	7.64%
3-Month Average Excess Spread		6.23%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2005

Capital One Master Trust (COMT)

Series		COMT 1999-3
Size		$500 MM
Expected Maturity (Class A)		07/17/2006

Gross Monthly Payment Rate		17.39%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.81%
	90 + days	1.77%

Excess Spread Analysis

Series		COMT 1999-3
Portfolio Yield		18.85%
Weighted Average Coupon		4.68%
Servicing Fee Percentage		1.50%
Net Loss Rate		2.76%

Excess Spread Percentage:	Nov-05	9.92%
	Oct-05	4.26%
	Sep-05	9.67%
3-Month Average Excess Spread		7.95%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2005

Capital One Master Trust (COMT)

Series		COMT 2000-3
Size		$1000 MM
Expected Maturity (Class A)		08/15/2007

Gross Monthly Payment Rate		17.39%
Delinquency Rate:	30 to 59 days	1.20%
	60 to 89 days	0.81%
	90 + days	1.77%

Excess Spread Analysis

Series		COMT 2000-3
Portfolio Yield		18.85%
Weighted Average Coupon		4.69%
Servicing Fee Percentage		2.00%
Net Loss Rate		2.76%

Excess Spread Percentage:	Nov-05	9.40%
	Oct-05	3.74%
	Sep-05	9.16%
3-Month Average Excess Spread		7.43%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2005

Capital One Master Trust (COMT)

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Size		$1200MM	$1200MM	$750MM	$1000MM
Expected Maturity (Class A)		02/15/2008	03/15/2006	05/15/2006	08/15/2006

Gross Monthly Payment Rate		17.39%	17.39%	17.39%	17.39%
Delinquency Rate:	30 to 59 days	1.20%	1.20%	1.20%	1.20%
	60 to 89 days	0.81%	0.81%	0.81%	0.81%
	90 + days	1.77%	1.77%	1.77%	1.77%

Excess Spread Analysis

Series		COMT 2001-1	COMT 2001-2	COMT 2001-3	COMT 2001-5
Portfolio Yield		18.85%	18.85%	18.85%	18.85%
Weighted Average Coupon		4.43%	5.43%	5.36%	5.23%
Servicing Fee Percentage		2.00%	2.00%	2.00%	2.00%
Net Loss Rate		2.76%	2.76%	2.76%	2.76%

Excess Spread Percentage:	Nov-05	9.66%	8.66%	8.73%	8.86%
	Oct-05	4.05%	3.03%	3.09%	3.22%
	Sep-05	9.41%	7.94%	8.01%	8.14%
3-Month Average Excess Spread		7.71%	6.54%	6.61%	6.74%

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2005

Capital One Master Trust (COMT)

Series		COMT 2001-6	COMT 2001-8
Size		$1300MM	$1000MM
Expected Maturity (Class A)		08/15/2008	10/16/2006

Gross Monthly Payment Rate		17.39%	17.39%
Delinquency Rate:	30 to 59 days	1.20%	1.20%
	60 to 89 days	0.81%	0.81%
	90 + days	1.77%	1.77%

Excess Spread Analysis

Series		COMT 2001-6	COMT 2001-8
Portfolio Yield		18.85%	18.85%
Weighted Average Coupon		4.55%	4.66%
Servicing Fee Percentage		2.00%	2.00%
Net Loss Rate		2.76%	2.76%

Excess Spread Percentage:	Nov-05	9.55%	9.43%
	Oct-05	3.90%	3.79%
	Sep-05	9.30%	8.71%
3-Month Average Excess Spread		7.58%	7.31%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.

CAPITAL ONE MASTER TRUST (COMT)

Performance Summary - November 2005

Capital One Master Trust (COMT)

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Size		$1000MM	$620MM	$750MM
Expected Maturity (Class A)		01/15/2009	03/15/2007	05/15/2007

Gross Monthly Payment Rate		17.39%	17.39%	17.39%
Delinquency Rate:	30 to 59 days	1.20%	1.20%	1.20%
	60 to 89 days	0.81%	0.81%	0.81%
	90 + days	1.77%	1.77%	1.77%

Excess Spread Analysis

Series		COMT 2002-1	COMT 2002-2	COMT 2002-4
Portfolio Yield		18.85%	18.85%	18.85%
Weighted Average Coupon		4.46%	4.39%	4.94%
Servicing Fee Percentage		2.00%	2.00%	2.00%
Net Loss Rate		2.76%	2.76%	2.76%

Excess Spread Percentage:	Nov-05	9.63%	9.70%	9.16%
	Oct-05	4.02%	4.09%	3.51%
	Sep-05	9.38%	9.44%	8.43%
3-Month Average Excess Spread		7.68%	7.74%	7.03%

Capital One Master Trust (COMT)

Note: Servicing Fee Percentage includes 0.75% paid as Servicer Interchange to Capital One Bank as the Servicer of the Capital One Master Trust.